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                                                                   EXHIBIT 10-q

                             AMENDED AND RESTATED
                           DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                             AMSOUTH BANCORPORATION



                                   ARTICLE I
                    Purpose: Status of Deferred Compensation
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     1.1  Purpose.  The Plan provides a method of deferring payment to a
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Director of certain compensation to which such person would otherwise be entitled under applicable resolutions of the Board of Directors of AmSouth Bancorporation ("AmSouth") in force from time to time and provides for distribution of all sums so deferred with earnings thereon in the manner and at the time hereinafter set forth.

     1.2 Any sums due under the Plan to or for the benefit of a Participant shall not be funded by AmSouth or any subsidiary thereof nor shall any asset of AmSouth or any subsidiary thereof be otherwise pledged for, subjected to legal or equitable lien or encumbrance to secure, or set aside for, the payment of any sums hereunder. Sums due hereunder shall be payable solely from the general assets of AmSouth.

                                   ARTICLE II
                    Effective Date; Manner of Participation
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     2.1  Effective Date.  The Plan shall go into effect on July 1, 1986.
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     2.2  Participation.  A Director  becomes a Participant in the Plan by
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delivering to the Administrator a duly executed election form in the form attached hereto. For Directors who submit election forms prior to July 1, 1986, participation shall be effective July 1, 1986. For Directors who submit election forms at any time on or after July 1, 1986, participation shall begin on the first day of the calendar quarter following receipt of the election form by the Administrator.

     2.3  Termination of Participation.  A Director may terminate participation
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in the Plan by delivering a signed written notice to that effect to the
Administrator. Termination shall become effective at the end of the calendar quarter in which the Administrator receives the notice. Termination of
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participation in the Plan shall not affect amounts previously deferred; said amounts shall continue to be deferred and shall be paid in accordance with the initial election form and the terms of the Plan.

     2.4  Participation after Termination.  In  no event shall a Director who
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has terminated participation in the Plan be entitled again to participate in the
Plan for a period of three years after the termination became effective. Such a Director may then again participate in the manner described in Section 2.2, provided, however, that the Director may not alter the payment options selected pursuant to Sections 5.1 and 5.2 in his or her initial election form.


                                  ARTICLE III
                             Deferred Compensation
                             ---------------------


     3.1  Amounts Available for Deferral.  A Director who is a Participant may
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choose to defer under the Plan:

          (a) all or any specified portion of the retainer (if any) earned by him or her from AmSouth from time to time, or

          (b) all (but not a portion of) meeting fees paid to him or her by AmSouth,

or both. The amount chosen from time to time by a Director to be deferred is referred to in this Plan as "Deferred Compensation."

     3.2  Manner of Specifying Amount.  A Director shall, in the first election
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form submitted by him or her, specify the amount to be deferred within the limits set forth in Section 3.1.

     3.3  Changing the Amount to be Deferred.  A Director may, at any time,
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submit to the Administrator a new election form changing, within the limits specified in Section 3.1, the amounts to be deferred, provided that the specified changes shall become effective at the beginning of the calendar quarter next following receipt of said election form by the Administrator.

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                                   ARTICLE IV
                         Deferred Compensation Accounts
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     4.1  Earnings on Deferred Compensation.  The Administrator shall maintain
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on its books and records an accurate account of all Deferred Compensation in a separate Account for each Participant, which shall be invested in "phantom" shares of AmSouth common stock. For internal accounting purposes, each Account will be valued on the last business day of each calendar quarter. "Phantom" dividends will be reinvested in additional "phantom" stock as of the relevant dividend payment date. Each Account will be valued based on the average of the closing prices of AmSouth common stock on the 10 business days ending two business days before the date a payment is due.

     4.2  Statements of Account.  The Administrator shall, during the third
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quarter of each calendar year beginning in 1987, prepare and distribute to each
Participant a report reflecting the amounts in such Account as of June 30 of that year.

                                   ARTICLE V
                        Payment of Deferred Compensation
                        --------------------------------

     5.1  Commencement of Payment.  In the first election form submitted by a
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Director to the Administrator, a Director may choose between the following times for payment of Benefits (which shall consist of all Deferred Compensation and all accumulated earnings thereon) to begin:

          (a) on January 15 of the year following the year in which the Director retires from or his or her service is otherwise terminated from the Board of AmSouth, or

          (b) on January 15 of the year in which the Director attains any age selected by him or her in said first election form.

The choice so made shall be final and binding on the Director and may not be changed on any subsequently submitted election form or otherwise. Payment shall commence on the date specified in accordance with this Section 5.1 or as soon as reasonably practicable thereafter.

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     5.2  Period for Payment.  In the first election form submitted by a
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Director to the Administrator, a Director may choose between the following time periods for payment  of Deferred Compensation:

          (a) in a lump sum on the January 15 specified in accordance with the provisions of Section 5.1, or

          (b) in any specified number of annual installments commencing with the January 15 specified in accordance with the provisions of Section 5.1.

     The following limitations shall apply to the administration of any election under this Subsection (b):

          (i) each annual installment will be a minimum of $5,000 even if the minimum payment amount shortens the number of annual installments otherwise elected (for example, if the Benefits totaled $35,500 and the Director had elected to be paid in eight annual installments, the Director will receive six installments of $5,000 and a final seventh installment of $5,500, all installments plus earnings as provided in Section 5.4),

          (ii) if at the time payment is due to commence, the amount of the Benefits is $25,000 or less, the entire amount shall be paid in a lump sum, and

          (iii) the provisions of Section 5.3 concerning death of the Director shall apply.


     5.3  Effect of Death of a Participant.  Despite any provision of the Plan
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or any election or other instruction of a Participant, all sums due to be paid under the Plan shall be paid to the legal representative of a Participant in a lump sum as soon as practicable following receipt by the Administrator of written notice of the death of the Participant. Earnings on said sums, computed under Section 4.1, shall be credited to a date within ten days of the date of payment to the legal representative.

     5.4  Calculation of Installment Payments.  When  annual installments are
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due to commence under this Article V, the Administrator shall calculate the total amount of the Benefits as of December 31 of the previous year and divide said total by the number of annual installments elected by the Participant to derive the Participant's Annual Payment amount. On each January 15 until said

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total is completely paid, the Administrator shall pay to the Participant the
Annual Payment plus earnings computed on the unpaid portion of said total in accordance with the rate determined pursuant to Section 4.1. In all cases, the limitations provided in Section 5.2(b) shall apply.

                                   ARTICLE VI
                                 Miscellaneous
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     6.1  Other than the Participant and the legal representative of his or her estate, no person, whether a creditor or assignee of a Participant or of the estate of a Participant or otherwise, shall have an interest in the Plan, or the Deferred Compensation or earnings thereon; and no person, including the Participant and estates of participant, shall have the right to demand or be entitled to payment of any sums under the Plan prior to the time payments are due in strict accordance with the terms of the Plan nor to a form of payment not otherwise due strictly in accordance with the provisions of Article V of the Plan. In amplification but not in limitation of the foregoing, before a Participant or estate of a deceased Participant actually receives any payment of any sum hereunder, no Participant or estate has the right to assign, pledge, grant a security interest in, transfer or otherwise dispose of any interest under the Plan.

     6.2 No Director will acquire any rights or entitlement to continue as such or to any other office by or as a result or consequence, directly or indirectly, of the establishment or operation of the Plan.

     6.3 The Board of Directors of AmSouth may, prospectively, amend or modify the Plan from time to time or terminate the Plan. However no amendment or termination of the Plan shall adversely affect the rights of Participants and their estates to Benefits as of the date of such amendment or termination as expressly set forth in the Plan prior to such amendment or termination.

     6.4 The Plan is governed by and construed in accordance with the laws of the State of Alabama.

     6.5 If, and to the extent that, any provision of the election form attached hereto or submitted by a Director is inconsistent with any provision of the Plan, the Plan provision shall be final and binding.

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     6.6  The Plan and the obligation to pay Benefits in accordance with its terms shall be and remain the obligation of AmSouth and its successors by operation of law, merger, consolidation or other reorganization or purchase of all or substantially all of its assets.

                                  ARTICLE VII
                                  Definitions
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     Some of the terms used herein are defined in this Article; others are defined in context in the Plan.

     7.1 "Administrator" means the Controller of AmSouth Bank of Alabama, unless and until the Board of Directors or Director Affairs Committee of AmSouth Bancorporation shall designate another to act as Administrator.

     7.2 "Director" means any director of AmSouth Bancorporation or its successors and assigns provided, however, that the term shall not include any officer or employee thereof nor any advisory director by whatever name such advisory position may be known.

     7.3 "Plan" means this Deferred Compensation Plan as the same may be hereafter amended from time to time and shall, as to a specific Director, be deemed to include that person's election form (provided for in Section 2.2 hereof), unless otherwise expressly provided to the contrary herein.

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     The foregoing Amended and Restated Deferred Compensation Plan for Directors
of AmSouth Bancorporation is approved as of December 19, 1997.



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